UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2012 (October 28, 2011)

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-88242	34-1959351
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17301 West Colfax Ave, Suite 250, Golden, Colorado 80401
(Address of principal executive offices)

Registrant’s telephone number, including area code 303-215-5200

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported in a Current Report on Form 8-K filed February 3, 2011, as Exhibit 10.29 to Form 10-K for the fiscal year ended December 31, 2010 filed on March 29, 2011, in a Current Report on Form 8-K filed April 4, 2011, in a Current Report on Form 8-K filed October 6, 2011 and in a Current Report on Form 8-K filed November 3, 2011, during 2011, Jacobs Entertainment, Inc. (“JEI”), acquired the following businesses (collectively, the “Companies”):

•

On January 18, 2011, JEI exercised an option agreement and acquired a parking lot business and its related assets referred to as “Nautica Phase 2” for $1.25 million from Nautica Phase 2 Limited Partnership (“NP2LP”) located in what we call the Nautica Properties area in Cleveland, Ohio. The business was operated as a division of NP2LP. The general partner owned 1% and the limited partners owned 99% of NP2LP. Jeffrey P. Jacobs, JEI’s Chief Executive Officer (“CEO”), owned 58% of the general partner interests and controlled the partnership. Third parties owned the remaining 42% of the general partner interests and the 99% limited partnership interest.

•

On January 31, 2011, JEI entered into and closed a Membership Interests Purchase Agreement and thereby acquired 100% of the membership interests in Cash Magic Springhill, LLC (“Springhill”), and Cash Magic Vivian, LLC (“Vivian”), Louisiana limited liability companies for approximately $5.5 million and $4.9 million, respectively, in cash. JEI funded the purchase price with corporate funds and borrowings under its bank revolving credit line.

•

On March 31, 2011, JEI entered into and closed a Membership Interests Purchase Agreement and thereby acquired 100% of the membership interests in Jalou Forest Gold, LLC, a Louisiana limited liability company (“Forest Gold”) for approximately $3 million in cash. JEI funded the purchase price with corporate funds and borrowings under its bank revolving credit line.

•

On October 3, 2011, JEI exercised its option and entered into and closed a Purchase Agreement with Sycamore & Main, Inc. to acquire its Nautica Properties based parking lot business and related assets for $1.1 million in cash. JEI funded the purchase price with corporate funds from operations. Sycamore & Main, Inc. was 80% owned by JEI’s CEO and 20% owned by third parties.

•

On October 28, 2011, JEI acquired a parking lot business and its related assets referred to as “Nautica Peninsula Land” for $1.0 million from Nautica Peninsula Land Limited Partnership (“NPLLP”). The business was operated as a division of NPLLP. JEI’s CEO owned approximately 80% of the general partnership, approximately 10% of the limited partnership interests and controlled the partnership. Third parties owned the remaining 89% of the limited partnership interests. JEI funded the purchase price with corporate funds from operations.

Springhill, Vivian and Forest Gold each own and operate a video poker truck plaza in Louisiana. JEI owns and operates 18 other similar facilities in Louisiana and has a share in revenue of a 19th location. Springhill, Vivian and Forest Gold were acquired from Gameco Holdings, Inc. (“Gameco”), an affiliate of JEI. Gameco is owned and controlled by Jeffrey P. Jacobs who, directly and indirectly through family trusts, also controls JEI. Jeffrey P. Jacobs is the sole director and CEO of JEI.

This Amendment No. 1 amends the Current Report on Form 8-K filed on November 3, 2011 to include the combined historical financial statements of the Companies and the pro forma financial information required by Item 9.01 of Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Nautica Phase 2, Cash Magic Springhill, LLC, Cash Magic Vivian, LLC, Jalou Forest Gold, LLC, Sycamore & Main, Inc. and Nautica Peninsula Land:

INDEPENDENT AUDITORS’ REPORT

FINANCIAL STATEMENTS:

Combined Balance Sheets as of September 30, 2011 (Unaudited) and December 31, 2010

Combined Statements of Operations for the nine months ended September 30, 2011 (Unaudited) and 2010 (Unaudited) and the Year Ended December 31, 2010

Combined Statements of Equity (Deficit) for the nine months ended September 30, 2011 (Unaudited) and for the Year Ended December 31, 2010

Combined Statements of Cash Flows for the nine months ended September 30, 2011 (Unaudited) and 2010 (Unaudited) and the Year Ended December 31, 2010

Notes to Combined Financial Statements

(b)	Unaudited Pro Forma Condensed Consolidated Financial Statements:

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2011

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2011

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Years Ended December 31, 2010, 2009 and 2008

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)	Not applicable

(d)	Exhibits

See Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this current report, which Exhibit Index is incorporated herein by reference.

ITEM 9.01 (a)

INDEPENDENT AUDITORS’ REPORT

To the Partners, Members and Shareholders of Nautica Phase 2 Limited Partnership, Cash Magic Springhill, LLC, Cash Magic Vivian, LLC, Jalou Forest Gold, LLC, Sycamore & Main, Inc. and Nautica Peninsula Land Limited Partnership:

We have audited the accompanying combined balance sheet of Nautica Phase 2 (a division of Nautica Phase 2 Limited Partnership), Cash Magic Springhill, LLC, Cash Magic Vivian, LLC, Jalou Forest Gold, LLC, Sycamore & Main, Inc. and Nautica Peninsula Land (a division of Nautica Peninsula Land Limited Partnership) (collectively, the “Companies”), all of which are under common control and common management, as of December 31, 2010, and the related combined statements of operations, equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal controls over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies as of December 31, 2010, and the Companies’ combined results of operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As disclosed in Note 1, the financial information of Nautica Phase 2 and Nautica Peninsula Land combined in the accompanying financial statements have been prepared from the separate records maintained by Nautica Phase 2 Limited Partnership and Nautica Peninsula Land Limited Partnership, respectively, and may not necessarily be indicative of the conditions that would have existed or the results of operations if Nautica Phase 2 and Nautica Peninsula Land had been operated as unaffiliated entities. Portions of certain expenses and balance sheet items represent charges and allocations made from home-office items applicable to Nautica Phase 2 Limited Partnership and Nautica Peninsula Land Limited Partnership as a whole or transactions with other businesses owned by Nautica Phase 2 Limited Partnership and Nautica Peninsula Land Limited Partnership.

/s/ Deloitte & Touche LLP

Denver, Colorado

March 2, 2012

Nautica Phase 2, Cash Magic Springhill, LLC,

Cash Magic Vivian, LLC, Jalou Forest Gold, LLC,

Sycamore & Main, Inc. and Nautica Peninsula Land

COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2011 (UNAUDITED) AND DECEMBER 31, 2010

(Dollars in thousands)

	September 30, 2011	December 31, 2010
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$514	$471
Restricted cash	15	15
Accounts receivable—net of allowance for doubtful accounts of $11 and $11, respectively	272	293
Due from affiliates	753	1,941
Inventory	475	472
Prepaid expenses and other current assets	20	108

Total current assets	2,049	3,300

PROPERTY AND EQUIPMENT—Net:
Land and improvements	4,182	3,598
Buildings and improvements	6,755	6,643
Equipment and fixtures	2,720	2,627
Construction in progress	11	—

Total property and equipment	13,668	12,868
Less accumulated depreciation	(3,945)	(3,704)

Property, plant, and equipment—net	9,723	9,164

OTHER ASSETS:
Goodwill	2,257	2,257
Identifiable intangible assets—net	679	849
Other assets—net	40	42

Total other assets	2,976	3,148

TOTAL	$14,748	$15,612

(Continued)

Nautica Phase 2, Cash Magic Springhill, LLC,

Cash Magic Vivian, LLC, Jalou Forest Gold, LLC,

Sycamore & Main, Inc. and Nautica Peninsula Land

COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2011 (UNAUDITED) AND DECEMBER 31, 2010

(Dollars in thousands)

	September 30, 2011	December 31, 2010
LIABILITIES AND EQUITY (DEFICIT)	(Unaudited)
CURRENT LIABILITIES:
Accounts payable	$63	$313
Accrued expenses	408	466
Due to affiliates	1,139	1,107
Current portion of long-term debt	800	18,598
Current portion of long-term debt payable to affiliate	11,625	—

Total current liabilities	14,035	20,484
Long-term debt	—	3,271
Other noncurrent liabilities	38	50

Total liabilities	14,073	23,805
COMMITMENTS AND CONTINGENCIES (Note 6)
EQUITY (DEFICIT)
Jacobs equity (deficit)	(57)	(9,522)
Noncontrolling interests	732	1,329

Total equity (deficit)	675	(8,193)

TOTAL	$14,748	$15,612

See notes to combined financial statements.		(Concluded )

Nautica Phase 2, Cash Magic Springhill, LLC,

Cash Magic Vivian, LLC, Jalou Forest Gold, LLC,

Sycamore & Main, Inc. and Nautica Peninsula Land

COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 (UNAUDITED) AND 2010 (UNAUDITED) AND THE YEAR ENDED DECEMBER 31, 2010

(Dollars in thousands)

	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Year Ended December 31, 2010
	(Unaudited)	(Unaudited)
REVENUES:
Video poker	$6,774	$6,568	$8,679
Food and beverage	449	966	1,176
Convenience store—fuel	12,876	10,342	13,529
Convenience store—other	1,860	1,873	2,500
Other	347	378	486

Total revenues	22,306	20,127	26,370
Less promotional allowances	(515)	(519)	(696)

Net revenues	21,791	19,608	25,674

COSTS AND EXPENSES:
Video poker	4,183	4,115	5,406
Food and beverage	327	941	1,120
Convenience store—fuel	12,214	9,806	12,853
Convenience store—other	2,316	2,230	2,937
Marketing, general and administrative	1,066	997	1,330
Goodwill impairment	—	836	836
Depreciation and amortization	877	818	1,097

Total costs and expenses	20,983	19,743	25,579

OPERATING INCOME (LOSS)	808	(135)	95
INTEREST EXPENSE, net	(531)	(951)	(1,276)

NET INCOME (LOSS)	277	(1,086)	(1,181)
Net income of subsidiary attributable to noncontrolling interests	(26)	(37)	(42)

NET INCOME (LOSS) ATTRIBUTABLE TO JACOBS	$251	$(1,123)	$(1,223)

See notes to combined financial statements.

Nautica Phase 2, Cash Magic Springhill, LLC,

Cash Magic Vivian, LLC, Jalou Forest Gold, LLC,

Sycamore & Main, Inc. and Nautica Peninsula Land

COMBINED STATEMENTS OF EQUITY (DEFICIT)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 (UNAUDITED) AND FOR THE YEAR ENDED

DECEMBER 31, 2010

(Dollars in thousands)

	Jacobs (Deficit) Equity	Noncontrolling Interests	Total
BALANCE—January 1, 2010	$(8,324)	$1,291	$(7,033)
Contributions	25	—	25
Distributions	—	(4)	(4)
Net (loss) income	(1,223)	42	(1,181)

BALANCE—December 31, 2010	(9,522)	1,329	(8,193)
Contributions (unaudited)	22,155	—	22,155
Distributions (unaudited)	(12,941)	—	(12,941)
Acquisition of noncontrolling interests (unaudited)	—	(623)	(623)
Net income (unaudited)	251	26	277

BALANCE—September 30, 2011 (unaudited)	$(57)	$732	$675

See notes to combined financial statements.

Nautica Phase 2, Cash Magic Springhill, LLC,

Cash Magic Vivian, LLC, Jalou Forest Gold, LLC,

Sycamore & Main, Inc. and Nautica Peninsula Land

COMBINED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 (UNAUDITED) AND 2010 (UNAUDITED) AND THE YEAR ENDED DECEMBER 31, 2010

(Dollars in thousands)

	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Year Ended December 31, 2010
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES:
Net income (loss)	$277	$(1,086)	$(1,181)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	877	818	1,097
Loss on sale of equipment	16	—	—
Goodwill impairment	—	836	836
Changes in operating assets and liabilities:
Accounts receivable—net	21	(60)	(6)
Inventory	(3)	63	(37)
Prepaid expenses and other assets	90	(56)	(4)
Accounts payable	(262)	(292)	(249)
Accrued expenses and other noncurrent liabilities	130	276	(36)
Due from/to affiliates	(697)	(181)	487

Net cash provided by operating activities	449	318	907

INVESTING ACTIVITIES:
Additions to property and equipment	(386)	(181)	(181)
Proceeds from sale of equipment	4	—	—
Purchases of device rights	(49)	—	(150)

Net cash used in investing activities	(431)	(181)	(331)

FINANCING ACTIVITIES:
Contributions	—	—	25
Distributions to stockholders	—	(4)	(4)
Proceeds from issuance of debt	800	—	—
Payments on long-term debt	(775)	(43)	(552)

Net cash provided by (used in) financing activities	25	(47)	(531)

NET INCREASE IN CASH AND CASH EQUIVALENTS	43	90	45
CASH AND CASH EQUIVALENTS—Beginning of period	471	426	426

CASH AND CASH EQUIVALENTS—End of period	$514	$516	$471

			(Continued )

Nautica Phase 2, Cash Magic Springhill, LLC,

Cash Magic Vivian, LLC, Jalou Forest Gold, LLC,

Sycamore & Main, Inc. and Nautica Peninsula Land

COMBINED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 (UNAUDITED) AND 2010 (UNAUDITED) AND THE YEAR ENDED DECEMBER 31, 2010

(Dollars in thousands)

	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Year Ended December 31, 2010
	(Unaudited)	(Unaudited)
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$475	$768	$1,036

Non-cash investing and financing activities:
Capital contributions for payment of liabilities by seller	$22,155	$—	$—

Capital distributions for assets retained by seller	$1,316	$—	$—

Debt attributable to acquisition of Companies	$11,625	$—	$—

Acquisition of noncontrolling interest through receivable from affiliate	$623	$—	$—

See notes to combined financial statements.			(Concluded	)

NAUTICA PHASE 2, CASH MAGIC SPRINGHILL, LLC,

CASH MAGIC VIVIAN, LLC, JALOU FOREST GOLD, LLC,

SYCAMORE & MAIN, INC. AND NAUTICA PENINSULA LAND

NOTES TO COMBINED FINANCIAL STATEMENTS

(DOLLARS IN THOUSANDS)

1.	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Jacobs Entertainment, Inc. (“JEI”) was formed on April 17, 2001 to become a geographically diversified gaming and pari-mutuel wagering company with properties in Colorado, Nevada, Louisiana, and Virginia. JEI is a wholly-owned subsidiary of Jacobs Investments, Inc. (“JII”) and a Qualified Subchapter S-Corporation Subsidiary under the Internal Revenue Code of 1986, as amended. Jeffrey P. Jacobs, Chief Executive Officer (“CEO”), and his family trusts own 100% of JII’s outstanding common stock. These persons and their affiliates are referred to herein as “Jacobs.”

Gameco Holdings, Inc. (“Gameco”), another wholly owned subsidiary of JII, is an owner and operator of truck plaza video gaming facilities in Louisiana, which are collectively referred to as “truck stops” or “truck plazas.” Each truck stop facility consists of a restaurant, a convenience store with fuel pumps and a video poker casino. Jalou Amite, LLC (“Amite”) was formed on June 13, 2006 and on July 12, 2006, acquired its truck stop operations from an unaffiliated party. Jalou Forest Gold, LLC (“Forest Gold”) was formed on June 13, 2006 and on July 12, 2006, acquired its truck stop operations from an unaffiliated party. Cash Magic Springhill, LLC (“Springhill”) was formed on August 29, 2006 and on November 8, 2006, acquired its truck stop operations from an unaffiliated party. Cash Magic Vivian, LLC (“Vivian”) was formed on August 29, 2006 and on November 8, 2006, acquired its truck stop operations from an unaffiliated party. Amite is wholly owned by Gameco. Forest Gold, Springhill and Vivian were all previously wholly owned by Gameco and acquired by JEI during 2011. See below.

The JEI and Gameco video gaming operations are regulated by the Louisiana Gaming Control Board (the “LGCB”). The Louisiana State Police’s Video Gaming Division (the “Division”) serves under the jurisdiction of the LGCB. The Division’s primary functions are to conduct investigations of applicants and submit application findings to the LGCB for licensing determination, enforce all applicable video gaming regulations and monitor licensees and gaming devices statewide.

For the Louisiana truck stop video gaming enterprises, the number of allowed video gaming devices is determined by the level of fuel sales based on gallons sold. Based on the level of fuel sales, gaming enterprises can operate up to a maximum of 50 gaming devices per property. The level of fuel sales as of September 30, 2011 and December 31, 2010, allowed JEI and Gameco to operate a total of 50 devices at each of the truck stop locations included in these combined financial statements. Should fuel sales decline and the number of gaming devices be reduced, revenues and income could decrease at the truck stop locations.

Truck Plaza Acquisitions

On January 31, 2011, JEI acquired Springhill and Vivian from Gameco for $5,462 and $4,913, respectively. On March 31, 2011, JEI acquired Forest Gold from Gameco for $3,025. The acquisitions of these truck stops were accounted for by JEI as combinations of entities under common control.

Nautica Properties Acquisitions

During July 2006, JEI acquired from various affiliated parties options to lease and options to purchase six businesses and their related assets, including various parcels of land, buildings and related improvements, on the west bank of the Cuyahoga River in Cleveland, Ohio. These businesses and their related assets are referred to as the “Nautica Properties.”

On January 18, 2011, JEI exercised one of these option agreements and acquired a Nautica Properties based parking lot business and its related assets referred to as “Nautica Phase 2” for $1,250 from Nautica Phase 2 Limited Partnership (“NP2LP”). The business was operated as a division of NP2LP. The general partner owned 1% and the limited partners owned 99% of NP2LP. JEI’s CEO owned 58% of the general partner interests and controlled the partnership. Third parties owned the remaining 42% of the general partner interests and the 99% limited partnership interest. Upon the acquisition by JEI, the portion of Nautica Phase 2 acquired from JEI’s CEO has been recorded by JEI at the historical cost bases in the assets and liabilities transferred and the portion of Nautica Phase 2 acquired from third parties has been recorded by JEI at fair value using the acquisition method of accounting in the accompanying financial statements as of and for the nine months ended September 30, 2011.

In order to determine the portions of the NP2LP financial statements related to Nautica Phase 2 acquired by JEI, it was necessary for management to make certain assignments and apportionments. Wherever possible, account balances and specific amounts that directly related to the Nautica Phase 2 operations were assigned directly to Nautica Phase 2, as appropriate. When no direct assignment was feasible, account balances were apportioned using a variety of factors based on management’s understanding of the account balance being apportioned. The historical land cost and improvements were apportioned based on square footage of the land acquired by JEI. Notes payable apportioned to Nautica Phase 2 were based on the initial capital requirements of the various businesses operated by NP2LP. Principal and interest payments were based on the apportioned amounts of notes payable. See Note 4 below.

On October 3, 2011, JEI exercised another one of its option agreements and acquired an additional Nautica Properties based parking lot business and its related assets referred to as “Sycamore & Main” for $1,100. JEI’s CEO owned 80% and third parties owned the remaining 20% of the business. Therefore, the portion of Sycamore & Main acquired from JEI’s CEO will be recorded by JEI at the historical cost bases in the assets and liabilities transferred and the portion of Sycamore & Main acquired from third parties will be recorded by JEI at fair value at the acquisition date using the acquisition method of accounting.

On October 28, 2011, JEI acquired a Nautica Properties based parking lot business and its related assets referred to as “Nautica Peninsula Land” for $971 from Nautica Peninsula Land Limited Partnership (“NPLLP”). The business was operated as a division of NPLLP. JEI’s CEO owned approximately 80% of the general partnership, approximately 10% of the limited partnership interests and controlled the partnership. Third parties owned the remaining 89% of the limited partnership interests. Therefore, upon the acquisition by JEI, the portion of Nautica Peninsula Land acquired from JEI’s CEO will be recorded by JEI at the historical cost bases in the assets and liabilities transferred and the portion of Nautica Peninsula Land acquired from third parties will be recorded by JEI at fair value at the acquisition date using the acquisition method of accounting.

In order to determine the portions of the NPLLP financial statements related to Nautica Peninsula Land acquired by JEI, it was necessary for management to make certain assignments and apportionments. Wherever possible, account balances and specific amounts that directly related to the Nautica Peninsula Land operations were assigned directly to Nautica Peninsula Land, as appropriate. When no direct assignment was feasible, account balances were apportioned using a variety of factors based on management’s understanding of the account balance being apportioned. The historical land cost and improvements were apportioned based on square footage of the land acquired by JEI.

The accompanying combined financial statements include the accounts of Nautica Phase 2, Springhill, Vivian, Forest Gold, Sycamore & Main and Nautica Peninsula Land, each of which qualify as an entity under common control and common management both before and after their acquisition by JEI. Collectively, these entities will be referred to herein as the “Companies.” These combined financial statements have been prepared as required by Rule 3-05 of Regulation S-X of the Securities Exchange Act of 1934, as amended.

Summary of Significant Accounting Policies

Basis of Combination—The accompanying combined financial statements include the accounts of the Companies for the full duration of each period presented due to the common control and common management before and after the acquisition dates noted above. The accompanying combined balance sheet as of September 30, 2011 reflects the net assets of Nautica Phase 2 acquired from noncontrolling interest holders at their estimated fair value, in accordance with the acquisition method of accounting. The estimated fair value of these net assets was not materially different than the historical value as of December 31, 2010. All intercompany transactions and balances have been eliminated. The Companies have evaluated subsequent events through March 2, 2012, which represents the date the financial statements were issued.

Cash and Cash Equivalents—The Companies consider all demand deposits and time deposits with original maturities of three months or less to be cash equivalents.

Restricted Cash—Forest Gold is required to maintain certain compensating cash balances on deposit for utilities. These cash balances are reported as restricted cash in the accompanying combined balance sheets.

Accounts Receivable—Accounts receivable balances primarily consist of receivables from convenience store fuel sales on account. Generally, receivables are collected within two months and the Companies have had minimal bad debt losses. The Companies routinely assess the recoverability of all material receivables to determine their collectability.

Inventory—Inventory consists of fuel, convenience store, and restaurant items and is recorded at the lower of cost (first-in, first-out method) or market.

Property and Equipment—Property and equipment are stated at historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives used are as follows:

Buildings and improvements	15–39 years
Equipment and fixtures	5–15 years

Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on disposal of assets are recognized as incurred.

Goodwill—Goodwill represents the excess purchase price over the fair value of the net identifiable assets acquired. See Note 2.

Identifiable Intangible Assets—Identifiable intangible assets are comprised of device use rights associated with the video poker machines used at each truck stop and restriction agreements associated with the three original truck stop acquisitions from third parties. Device use rights are amortized on a straight line basis over five years and the restriction agreements are amortized on a straight line basis over ten years, representing the terms of the related agreements.

Long-Lived Assets—The Companies periodically evaluate the value of long-lived assets, including property and equipment and identifiable intangibles for potential impairment. If impairment is indicated, such impaired assets are written down to their estimated fair value. As of September 30, 2011 and December 31, 2010, management determined there was no impairment of the Companies’ long-lived assets.

Revenue—Video poker revenue is the net winnings from gaming activities, which is the difference between gaming wins and losses. Video poker revenue is recognized as earned. The Companies recognize fuel, convenience store, food and beverage and parking revenue at the time of sale.

Promotional Allowances—Gross revenues include the retail amount of food and beverages provided gratuitously to customers. When computing net revenues, the retail amount of food and beverages gratuitously provided to customers is deducted from gross revenues as promotional allowances. The estimated cost of such complimentary services is charged to video poker or convenience store operations, as applicable, and was $216 (unaudited) and $204 (unaudited) for the nine months ended September 30, 2011 and 2010, respectively. The estimated cost of such promotions was $274 for the year ended December 31, 2010.

Income Taxes—The Companies are pass through entities for income tax purposes, and, consequently, the respective owners will report the income (loss) of these entities on their income tax returns. Accordingly, no provision for income taxes has been made in the accompanying combined financial statements.

Use of Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes that these estimates are reasonable based on past experience with the business and based on upon assumptions related to possible outcomes in the future, actual results could differ from those estimates.

The Companies have determined that the policies associated with long-lived assets, goodwill and identifiable intangible assets, and related estimates are critical to the preparation of the combined financial statements. The Companies have a significant investment in long-lived property and equipment. The Companies estimate that the undiscounted future cash flows expected to result from the use of these assets exceeds the current carrying value of these assets. Any adverse change to the estimate of these undiscounted cash flows could necessitate an impairment charge that would adversely affect operating results. The Companies estimate the useful lives for their assets based on historical experience, estimates of assets’ commercial lives, and the likelihood of obsolescence. Should the actual useful life of a class of assets differ from the estimated useful life, the Companies would record an impairment charge.

2.	GOODWILL

The Companies test goodwill for impairment as of September 30 each year or when circumstances indicate it is necessary. Testing compares the estimated fair values of the Companies’ reporting units to the reporting units’ carrying values. The Companies consider a variety of factors when estimating the fair values of its reporting units, including estimates about future operating results of each reporting unit, multiples of EBITDA, investment banker market analyses, and recent sales of comparable business units if such information is available. A variety of estimates and judgments about the relevance and comparability of these factors to the reporting units are made. As of September 30, 2011, we believe the carrying value of the goodwill held in our reporting units was not impaired. However, market conditions in 2010 resulted in Forest Gold not meeting financial expectations. Consequently, Forest Gold recorded an impairment charge of $836 during the nine months ended September 30, 2010 and the year ended December 31, 2010. There has been no change in the carrying value of goodwill during 2011.

The change in the carrying amount of goodwill for the nine months ended September 30, 2011 (unaudited) and for the year ended December 31, 2010 is as follows:

	September 30, 2011	December 31, 2010
	(Unaudited)
Balance — beginning of period	$2,257	$3,093
Impairment	—	(836)

Balance — end of period	$2,257	$2,257

In addition, as of September 30, 2011, the Companies have reassessed the useful lives of their identifiable intangible assets without any change to the previously established amortization periods of such assets.

3.	IDENTIFIABLE INTANGIBLE ASSETS

Identifiable intangible assets as of September 30, 2011 (unaudited) and December 31, 2010 consist of the following:

	Weighted- Average Remaining Life	September 30, 2011 (Unaudited)			December 31, 2010
		Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets—
Device use rights	1.57	$1,242	$852	$390	$1,172	$655	$517
Restriction agreements	5.03	574	285	289	574	242	332

Total		$1,816	$1,137	$679	$1,746	$897	$849

Aggregate amortization expense related to device use rights was $176 (unaudited) and $156 (unaudited) for the nine months ended September 30, 2011 and 2010, respectively, and $210 for the year ended December 31, 2010. Amortization expense related to the restriction agreements was $43 (unaudited) and $43 (unaudited) for the nine months ended September 30, 2011 and 2010, respectively, and $57 for the year ended December 31, 2010.

Estimated amortization expense for the years ending December 31 is as follows:

Years Ending December 31	Device Use Rights	Restriction Agreements
2011 (remaining 3 months)	$49	$15
2012	169	57
2013	83	57
2014	52	57
2015	37	57
Thereafter	—	46

Total	$390	$289

4.	DEBT

Debt as of September 30, 2011 (unaudited) and December 31, 2010, consists of the following:

	September 30, 2011	December 31, 2010
	(Unaudited)
Debt payable to affiliate, maturing June 16, 2012, bearing interest at a rate based on LIBOR plus 3.50% (3.73% at September 30, 2011).	$11,625	$—
Sycamore & Main term note payable to Fifth Third Bank, maturing December 31, 2011, bearing interest at a rate based on LIBOR plus 4.0%. Monthly payments of interest only. The note was secured by substantially all the assets of Sycamore & Main. Note was repaid in October 2011.	800	—
Sycamore & Main commercial term note payable to Citizens Bank, maturing December 5, 2010, bearing interest at a fixed rate of 7.1%. Principal and interest of $9 were paid monthly through November 2010. Beginning December 2010, monthly payments were interest only. Note was repaid on April 1, 2011 with proceeds from the note payable to Fifth Third Bank.	—	775
Nautica Phase 2 first mortgage note payable to U.S. Bank N.A., for and on behalf of the Ohio Carpenters’ Pension Fund, bearing interest at a fixed rate of 7.0%. Interest was paid monthly. From January 2009 to April 2010, allocated monthly principal payments were $1. Beginning May 2010, no principal payments were required. The note was not assumed by JEI upon acquisition of Nautica Phase 2.	—	228
Nautica Phase 2 second mortgage note payable to the City of Cleveland, was secured under an Urban Development Action Grant program by a subordinated lien on the property. The note was non-interest bearing and required allocated annual principal and imputed interest payments totaling $7. The note was not assumed by JEI upon acquisition of Nautica Phase 2.	—	143
Forest Gold note payable to Key Bank, maturing April 1, 2010, bearing interest at a rate based on LIBOR plus 3.5% (3.81% at December 31, 2010), with quarterly interest only payments and final payment for all unpaid principal and interest due at maturity. The note was secured by substantially all of Forest Gold’s assets. See below for further information related to this note.	—	9,223
Forest Gold seller financing, maturing January 31, 2017, bearing interest at a fixed rate of 9.875%, with quarterly interest only payments totaling $71,594, with final payment for all unpaid principal and interest due at maturity. The note was secured by a second mortgage on the Forest Gold real estate. See below for further information related to this note.	—	2,900
Springhill term note payable to Capital One, N.A., maturing January 31, 2011, bearing interest at a rate of LIBOR plus 3.75% (4.01% at December 31, 2010). Monthly payments of interest only. Principal due at maturity. The note was secured by substantially all of Springhill’s assets. See below for further information related to this note.	—	2,280
Springhill note payable to Capital One, N.A., maturing January 31, 2011, bearing interest at a rate of LIBOR plus 3.75% (4.01% at December 31, 2010). Monthly payments of interest only. Principal due at maturity. The note was secured by substantially all of Springhill’s assets. See below for further information related to this note.	—	2,320
Vivian term note payable to Capital One, N.A., maturing January 31, 2011, bearing interest at a rate of LIBOR plus 3.75% (4.01% at December 31, 2010). Monthly payments of interest only. Principal due at maturity. The note was secured by substantially all of Vivian’s assets. See below for further information related to this note.	—	1,516
Vivian note payable to Capital One, N.A., maturing January 31, 2011, bearing interest at a rate of LIBOR plus 3.75% (4.01% at December 31, 2010). Monthly payments of interest only. Principal due at maturity. The note was secured by substantially all of Vivian’s assets. See below for further information related to this note.	—	2,484

Total indebtedness	12,425	21,869
Less current indebtedness	12,425	18,598

Total long-term indebtedness	$—	$3,271

Debt Payable to Affiliate — The long-term debt payable to affiliate represents amounts borrowed during 2011 under JEI’s revolving credit facility to purchase Forest Gold, Springhill and Vivian. This revolver matures on June 16, 2012 and currently bears interest at a rate of LIBOR plus 3.50%.

Sycamore & Main Debt — On April 1, 2011, Sycamore & Main entered into a term note payable to Fifth Third Bank and paid off the Citizens Bank commercial term note payable. The Fifth Third Bank principal balance was due December 31, 2011, with monthly interest only payments at LIBOR plus 4%. The Fifth Third Bank mortgage note was paid in full on October 3, 2011 in connection with the sale of Sycamore & Main to JEI. See Note 1.

Nautica Phase 2 Debt — NP2LP debt consisted of a first mortgage note payable and a subordinated second mortgage note payable. The first mortgage note was with U.S. Bank N.A., for and on behalf of the Ohio Carpenters’ Pension Fund, and was secured by the property and an assignment of all leases, rents and profits. In addition, the mortgage note was 25% personally guaranteed by the general partners. On December 27, 2010, an amendment to the loan agreement extended the maturity date to December 31, 2016 and deferred all principal payments.

The subordinated second mortgage note payable was with the City of Cleveland, and was secured under an Urban Development Action Grant program by a subordinated lien on the property. In addition, the second mortgage note was personally guaranteed by the general partners on the same basis as the first mortgage note. The maturity date of the note was January 2016 and was non-interest bearing. The note required annual principal payments of $125,000 per year, with the remaining outstanding principal balance due at maturity.

The amounts included in the table above represent the portion of the total NP2LP debt that was allocated to Nautica Phase 2 only. These notes payable were not assumed by JEI upon the acquisition of Nautica Phase 2 and the collateral was released.

Forest Gold Debt — The Forest Gold note payable to Key Bank was guaranteed by the CEO up to $10,223. The Forest Gold fixed rate note payable included in the table above is subordinate to the note payable to Key Bank. Forest Gold’s bank debt required compliance with no financial covenants. The Forest Gold note payable to Key Bank was modified on March 17, 2010 to extend the due date of the note to April 1, 2010 and to change the interest rate to LIBOR plus 3.5%. On June 28, 2010, the Forest Gold note was modified to a demand note. Principal on this variable rate debt was payable on demand. The Key Bank note and the seller financed note were paid in full on March 31, 2011 in connection with the sale of Forest Gold to JEI. See Note 1.

Springhill Debt — The Springhill notes payable to Capital One were guaranteed by the CEO up to $4,600. The Springhill loan agreements required Springhill, together with Vivian, to obtain a $1,000 letter of credit in favor of Capital One. Additionally, the Springhill loan agreements required Vivian to guaranty Springhill’s notes payable to Capital One. Any default by Springhill constituted a default under the Vivian agreements with Capital One discussed below. On November 5, 2010, Springhill entered into an amendment to its loan agreements, which extended the previous maturity dates of the Springhill notes from November 8, 2010 to January 31, 2011. The Capital One notes were paid in full on January 31, 2011 in connection with the sale of Springhill to JEI. See Note 1.

Vivian Debt — The Vivian notes payable to Capital One were guaranteed by the CEO up to $4,000. The Vivian loan agreements required Vivian, together with Springhill, to obtain a $1,000 letter of credit in favor of Capital One, as noted above. The Vivian loan agreements required Springhill to guaranty Vivian’s notes payable to Capital One. Any default by Vivian constituted a default under the Springhill agreements with Capital One. On November 5, 2010, Vivian entered into an amendment to its loan agreements, which extended the previous maturity dates of the Vivian notes from November 8, 2010 to January 31, 2011. The Capital One notes were paid in full on January 31, 2011 in connection with the sale of Vivian to JEI. See Note 1.

5.	RELATED PARTIES

Transactions with Affiliate Truck Stops

Prior to JEI’s acquisition of Springhill, Vivian and Forest Gold, JEI provided monthly management and accounting services for the truck stops. Charges for these management services for the nine months ended September 30, 2011 and 2010 were $723 (unaudited) and $677 (unaudited), respectively, and for the year ended December 31, 2010 were $909. Springhill, Vivian and Forest Gold transactions with affiliates also include various other routine operating costs paid by or on behalf of affiliates of the Companies.

Fuel Contracts

Forest Gold purchases its fuel from JEI Distributing, LLC, a subsidiary of JEI, at local market prices on the date of purchase. Springhill and Vivian purchase their fuel as needed from a third party supplier at quantities and prices determined at the time of sale.

Video Poker Commitments

Under Louisiana law, video poker machines must be owned by Louisiana residents. Springhill, Vivian and Forest Gold paid 90 cents per operating video poker machine per day to Jalou Device Owner, L.P. (“Device Owner”), the related party owner of the video poker devices, plus reimbursement for Device Owner’s licensing costs. Total expense under these arrangements was $155 (unaudited) and $155 (unaudited) for the nine months ended September 30, 2011 and 2010, respectively, and $207 for the year ended December 31, 2010.

Other Related Party Transactions

Credit enhancement fees were paid to our CEO for providing a personal guaranty on the Springhill, Vivian and Forest Gold bank credit agreements. Total fees paid were $26 (unaudited) and $114 (unaudited) for the nine months ended September 30, 2011 and 2010, respectively, and $151 for the year ended December 31, 2010.

Additionally, the Companies conduct various routine cash management related transactions on a monthly basis with JII, NP2LP and NPLLP and their shareholders and partners.

The extent to which the combined financial statements would have been affected if the Companies were not affiliated with JII, JEI, NP2LP and NPLLP and their shareholders and partners, or if transactions with these affiliates had been with unrelated entities, has not been determined.

6.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Companies lease office equipment under non-cancelable operating leases expiring at various dates. Total rental expense under these non-cancelable leases was $2 (unaudited) and $5 (unaudited) for the nine months ended September 30, 2011 and 2010, respectively, and $6 for the year ended December 31, 2010.

Litigation

The Companies are involved in various legal proceedings which arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the resolution of these proceedings will not have a material effect on the Companies’ combined financial position, results of operations or cash flows.

Legislation

There can be no assurances that any gaming initiatives will not be proposed in the future and, if passed, will not have a material impact on the Companies’ financial position, results of operations or cash flows.

7.	ACCRUED EXPENSES

Accrued expenses as of September 30, 2011 (unaudited) and December 31, 2010 include the following:

	September 30, 2011	December 31, 2010
	(Unaudited)
Payroll and related	$98	$71
Gaming taxes payable	12	12
Property taxes payable	37	13
Slot club liability	11	8
Interest payable	—	77
Other	250	285

	$408	$466

ITEM 9.01 (b)

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011 are presented to show the Jacobs Entertainment, Inc. (“JEI”) results of operations given the impact of the Sycamore & Main and Nautica Peninsula Land acquisitions described below. The unaudited condensed consolidated balance sheet as of September 30, 2011 and the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2011 have been retroactively adjusted and presented in JEI’s September 30, 2011 Form 10-Q filed with the United States Securities and Exchange Commission on November 14, 2011 and accordingly reflect the impact of the acquisitions described below, except for the acquisitions of Sycamore & Main and Nautica Peninsula Land.

The following unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2010, 2009 and 2008, are presented to show the JEI results of operations given the impact of the acquisitions described below.

•

On January 18, 2011, JEI acquired a parking lot business and its related assets referred to as “Nautica Phase 2” for $1.25 million from Nautica Phase 2 Limited Partnership (“NP2LP”) located in what we call the Nautica Properties area in Cleveland, Ohio. The business was operated as a division of NP2LP. The general partner owned 1% and the limited partners owned 99% of NP2LP. Jeffrey P. Jacobs, JEI’s Chief Executive Officer (“CEO”), owned 58% of the general partner interests and controlled the partnership. Third parties owned the remaining 42% of the general partner interests and the 99% limited partnership interest. Therefore, the portion of Nautica Phase 2 acquired from JEI’s CEO has been recorded at the historical cost bases in the assets and liabilities transferred and the portion of Nautica Phase 2 acquired from third parties has been recorded at fair value at the acquisition date using the acquisition method of accounting;

•

On January 31, 2011, JEI acquired 100% of the membership interests in two truck plaza video gaming facilities in Louisiana, Cash Magic Springhill, LLC (“Springhill”) and Cash Magic Vivian, LLC (“Vivian”), (wholly owned subsidiaries of Gameco Holdings, Inc., an entity under common control and with common management) (“Gameco”) for a purchase price of $5.5 million and $4.9 million, respectively;

•

On March 31, 2011, JEI acquired 100% of the membership interests in one additional truck plaza video gaming facility in Louisiana, Jalou Forest Gold, LLC (“Forest Gold”), for $3.0 million, which was also wholly owned by Gameco;

•

On October 3, 2011, JEI acquired 100% of an additional Nautica Properties based parking lot business and its related assets referred to as “Sycamore & Main” for $1.1 million. JEI’s CEO owned 80% and third parties owned the remaining 20% of the business. Therefore, the portion of Sycamore & Main acquired from JEI’s CEO has been recorded at the historical cost bases in the assets and liabilities transferred and the portion of Sycamore & Main acquired from third parties has been recorded at fair value at the acquisition date using the acquisition method of accounting;

•

On October 28, 2011, JEI acquired a parking lot business and its related assets referred to as “Nautica Peninsula Land” for $1.0 million from Nautica Peninsula Land Limited Partnership (“NPLLP”). The business was operated as a division of NPLLP. JEI’s CEO owned approximately 80% of the general partnership, approximately 10% of the limited partnership interests and controlled the partnership. Third parties owned the remaining 89% of the limited partnership interests. Therefore, the portion of Nautica Peninsula Land acquired from JEI’s CEO has been recorded at the historical cost bases in the assets and liabilities transferred and the portion of Nautica Peninsula Land acquired from third parties has been recorded at fair value at the acquisition date using the acquisition method of accounting.

The acquisition method of accounting, which is applicable to the portions of Nautica Phase 2, Sycamore & Main and Nautica Peninsula Land acquired from third parties, requires the aggregate purchase price to be allocated to assets acquired and liabilities assumed based on their estimated fair value. For purposes of the unaudited pro forma condensed consolidated financial statements, the allocation of the purchase price is preliminary and is based on management’s best estimate. The final allocation of the purchase price for the assets acquired and liabilities assumed will be determined within a reasonable time after the consummation of the transactions and will be based on a complete evaluation of the assets acquired and liabilities assumed. Accordingly, the information presented herein may differ from the final purchase price allocation.

The acquisitions of the portions of Nautica Phase 2, Sycamore & Main and Nautica Peninsula Land acquired from our CEO and the acquisitions of the membership interests of Springhill, Vivian and Forest Gold (collectively, “truck stops” or “truck plazas”) referred to above have been accounted for as combinations of entities under common control. Therefore, the acquisitions have been recorded at each entity’s historical book value in the assets acquired and liabilities assumed and the JEI consolidated financial statements issued after the consummation of each acquisition have been or will be retroactively adjusted to include the operations of Nautica Phase 2, the truck plaza acquisitions, Sycamore & Main and Nautica Peninsula Land from the beginning of the earliest year presented. As such, the following unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and for the years ended December 31, 2010, 2009 and 2008 have been retroactively adjusted to include the operations of the Nautica Phase 2, Springhill, Vivian and Forest Gold businesses from January 1, 2008.

The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable but are subject to change. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been achieved had the transactions reflected therein been consummated as of the dates indicated, or of the results of operations or financial position for any future periods. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and related notes for the periods presented.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEET

AS OF SEPTEMBER 30, 2011

(Dollars in Thousands)

	JEI Historical (a)	Acquired Entities Historical (b)	Pro Forma Adjustments/ Eliminations (Note 2)	JEI Pro Forma
ASSETS
Current assets	$42,994	$105	$(2,131)	$40,968
Property, plant and equipment, net	228,868	1,683	167	230,718
Other long-term assets	63,663	2	(2)	63,663

Total assets	$335,525	$1,790	$(1,966)	$335,349

LIABILITIES AND EQUITY
Current liabilities	$104,933	$738	$(719)	$104,952
Current portion of long-term debt	—	800	(800)	—
Long-term debt	213,094	—	—	213,094
Other long-term liabilities	1,196	38	(38)	1,196
Stockholder’s equity	16,302	214	(409)	16,107

Total liabilities and equity	$335,525	$1,790	$(1,966)	$335,349

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT

OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(Dollars in Thousands)

	JEI Historical (a)	Acquired Entities Historical (b)	Pro Forma Adjustments/ Eliminations (Note 2)	JEI Pro Forma
Net revenues	$288,757	$160	$(76)	$288,841
Costs and expenses	(274,636)	(111)	76	(274,671)
Interest expense, net	(19,710)	(40)	120	(19,630)
Net income of subsidiary attributable to the noncontrolling interests	—	(26)	—	(26)

Net loss	$(5,589)	$(17)	$120	$(5,486)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

(a)	Amounts agree to JEI’s September 30, 2011 Form 10-Q filed with the United States Securities and Exchange Commission on November 14, 2011. The unaudited historical condensed consolidated balance sheet as of September 30, 2011 and the unaudited historical condensed consolidated statement of operations for the nine months ended September 30, 2011 have been retroactively adjusted to include the operations of Nautica Phase 2, Springhill, Vivian and Forest Gold.

(b)	Amounts include the historical operations of Sycamore & Main and Nautica Peninsula Land.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2010

(Dollars in Thousands)

	JEI Historical (c)	Acquired Entities Historical (d)	Pro Forma Adjustments/ Eliminations (Note 2)	JEI Pro Forma
Net revenues	$329,924	$25,674	$(3,642)	$351,956
Costs and expenses	(301,235)	(25,579)	3,642	(323,172)
Interest expense, net	(25,556)	(1,276)	739	(26,093)
Net income of subsidiary attributable to the noncontrolling interests	—	(42)	—	(42)

Net income (loss) attributable to Jacobs Entertainment, Inc.	$3,133	$(1,223)	$739	$2,649

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2009

(Dollars in Thousands)

	JEI Historical (c)	Acquired Entities Historical (d)	Pro Forma Adjustments/ Eliminations (Note 2)	JEI Pro Forma
Net revenues	$313,466	$23,255	$(150)	$336,571
Costs and expenses	(286,583)	(25,311)	150	(311,744)
Interest expense, net	(25,191)	(1,164)	658	(25,697)
Net income of subsidiary attributable to the noncontrolling interests	—	(63)	—	(63)

Net income (loss) attributable to Jacobs Entertainment, Inc.	$1,692	$(3,283)	$658	$(933)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2008

(Dollars in Thousands)

	JEI Historical (c)	Acquired Entities Historical (d)	Pro Forma Adjustments/ Eliminations (Note 2)	JEI Pro Forma
Net revenues	$363,286	$30,192	$(150)	$393,328
Costs and expenses	(340,022)	(30,078)	150	(369,950)
Interest expense, net	(27,283)	(1,662)	795	(28,150)
Net income of subsidiary attributable to the noncontrolling interests	(71)	(45)	—	(116)

Net loss attributable to Jacobs Entertainment, Inc.	$(4,090)	$(1,593)	$795	$(4,888)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

(c)	Amounts agree to JEI’s December 31, 2010 Form 10-K filed with the United States Securities and Exchange Commission on March 29, 2011.

(d)	Amounts include the historical operations of Nautica Phase 2, Springhill, Vivian, Forest Gold, Sycamore & Main and Nautica Peninsula Land.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(DOLLARS IN THOUSANDS)

1.	BASIS OF PRESENTATION

During July 2006, Jacobs Entertainment, Inc. (“JEI”) acquired from various affiliated parties options to lease and options to purchase six businesses and their related assets, including various parcels of land, buildings and related improvements, on the west bank of the Cuyahoga River in Cleveland, Ohio. These businesses and their related assets are referred to as the Nautica Properties. On January 18, 2011, JEI acquired one of the Nautica Properties based parking lot businesses and its related assets referred to as “Nautica Phase 2” for $1,250 from Nautica Phase 2 Limited Partnership (“NP2LP”). The business was operated as a division of NP2LP. The general partner owned 1% and the limited partners owned 99% of NP2LP. Jeffrey P. Jacobs, JEI’s Chief Executive Officer (“CEO”), owned 58% of the general partner interests and controlled the partnership. Third parties owned the remaining 42% of the general partner interests and the 99% limited partnership interest. Additionally, on October 3, 2011, JEI acquired another Nautica Properties based parking lot business and its related assets referred to as “Sycamore & Main” for $1,100. JEI’s CEO owned 80% and third parties owned the remaining 20%. Finally, on October 28, 2011, JEI acquired a parking lot business and its related assets referred to as “Nautica Peninsula Land” for $1.0 million from Nautica Peninsula Land Limited Partnership (“NPLLP”). The business was operated as a division of NPLLP. JEI’s CEO owned approximately 80% of the general partnership, approximately 10% of the limited partnership interests and controlled the partnership. Third parties owned the remaining 89% of the limited partnership interests.

Therefore, the portions of Nautica Phase 2, Sycamore & Main and Nautica Peninsula Land acquired from JEI’s CEO have been recorded at the historical cost bases in the assets and liabilities transferred and the portions of Nautica Phase 2, Sycamore & Main and Nautica Peninsula Land acquired from third parties have been recorded at fair value at the acquisition date using the acquisition method of accounting.

The acquisition method of accounting requires the aggregate purchase price to be allocated to assets acquired and liabilities assumed based on their estimated fair value. For purposes of the unaudited pro forma condensed consolidated financial statements, the allocation of the purchase price is preliminary and is based on management’s best estimate. The final allocation of the purchase price for the assets acquired and liabilities assumed will be determined within a reasonable time after the consummation of the transactions and will be based on a complete evaluation of the assets acquired and liabilities assumed. Accordingly, the information presented herein may differ from the final purchase price allocation.

Additionally, on January 31, 2011, JEI acquired two truck plaza video gaming facilities in Louisiana, Cash Magic Springhill, LLC (“Springhill”) and Cash Magic Vivian, LLC (“Vivian”), for $5,462 and $4,913, respectively, which were previously wholly owned by Gameco Holdings, Inc. (an entity under common control and with common management) (“Gameco”). On March 31, 2011, JEI acquired one additional truck plaza video gaming facility in Louisiana, Jalou Forest Gold, LLC (“Forest Gold”), for $3,025, which was also previously wholly owned by Gameco. The acquisitions of these truck stops were accounted for as combinations of entities under common control. Accordingly, the accompanying unaudited pro forma condensed consolidated financial statements have been presented to include the operations of these businesses from January 1, 2008.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been achieved had the transactions reflected therein been consummated as of the dates indicated, or of the results of operations or financial position for any future periods. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and related notes for the periods presented.

2.	PRO FORMA ADJUSTMENTS

The following adjustments and eliminations have been made to the accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2011:

Current assets
To reflect the acquisition of Sycamore & Main	$(1,100)
Current assets of Sycamore & Main not assumed by JEI	(13)
To eliminate the 2011 prepaid option payment paid from JEI to Sycamore & Main	(38)
To reflect the acquisition of Nautica Peninsula Land	(971)
Current assets of Nautica Peninsula Land not assumed by JEI	(91)
To eliminate the 2011 prepaid option payment paid from JEI to Nautica Peninsula Land	(38)
To reflect the pro forma impact of reduced interest payments on borrowings	120

Total pro forma adjustments/eliminations	$(2,131)

Property, plant and equipment, net
To record fair value adjustment to Nautica Peninsula Land	$167

Total pro forma adjustments/eliminations	$167

Other long-term assets
Other long-term assets of Sycamore & Main not assumed by JEI	$(2)

Total pro forma adjustments/eliminations	$(2)

Current liabilities
Current liabilities of Sycamore & Main not assumed by JEI	$(629)
Current liabilities of Nautica Peninsula Land not assumed by JEI	(52)
To eliminate the 2011 deferred option income paid from JEI to Nautica Peninsula Land	(38)

Total pro forma adjustments/eliminations	$(719)

Current portion of long-term debt
Current portion of long-term debt of Sycamore & Main paid upon acquisition by JEI	$(800)

Total pro forma adjustments/eliminations	$(800)

Other long-term liabilities
To eliminate the 2011 deferred option income paid from JEI to Sycamore & Main	$(38)

Total pro forma adjustments/eliminations	$(38)

Stockholder’s equity
To reflect the distribution to stockholder for the related party acquisition of Sycamore & Main	$(1,100)
Net assets and liabilities of Sycamore & Main not assumed by JEI	1,414
To reflect the distribution for the acquisition of Nautica Peninsula Land	(971)
Net assets and liabilities of Nautica Peninsula Land not assumed by JEI	(39)
To record fair value adjustment to Nautica Peninsula Land	167
To reflect the pro forma impact of reduced interest expense on borrowings	120

Total pro forma adjustments/eliminations	$(409)

The following adjustments and eliminations have been made to the accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and for the years ended December 31, 2010, 2009 and 2008:

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008
To reflect the pro forma impact of reduced interest expense on borrowings	$120	$739	$658	$795
To eliminate the option income of Sycamore & Main paid by JEI	(38)	(50)	(50)	(50)
To eliminate the option expense of JEI paid to Sycamore & Main	38	50	50	50
To eliminate the option income of Nautica Peninsula Land paid by JEI	(38)	(50)	(50)	(50)
To eliminate the option expense of JEI paid to Nautica Peninsula Land	38	50	50	50
To eliminate the option income of Nautica Phase 2 paid by JEI	—	(50)	(50)	(50)
To eliminate the option expense of JEI paid to Nautica Phase 2	—	50	50	50
To eliminate fuel sales revenue of JEI sold to Forest Gold	—	(3,492)	—	—
To eliminate fuel costs of Forest Gold purchased from JEI	—	3,492	—	—

Net pro forma adjustments/eliminations	$120	$739	$658	$795

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

/s/ Brett A. Kramer
Date: March 2, 2012	By: Brett A. Kramer
Its: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.85	Articles of Organization of Cash Magic Springhill, LLC. Filed as Exhibit 3.85 to the Company’s Current Report on Form 8-K filed with the Commission on February 3, 2011, and incorporated herein by reference.

3.86	Articles of Organization of Cash Magic Vivian, LLC. Filed as Exhibit 3.86 to the Company’s Current Report on Form 8-K filed with the Commission on February 3, 2011, and incorporated herein by reference.

3.87	Limited Liability Company Agreement of Cash Magic Springhill, LLC. Filed as Exhibit 3.87 to the Company’s Current Report on Form 8-K filed with the Commission on February 3, 2011, and incorporated herein by reference.

3.88	Limited Liability Company Agreement of Cash Magic Vivian, LLC. Filed as Exhibit 3.88 to the Company’s Current Report on Form 8-K filed with the Commission on February 3, 2011, and incorporated herein by reference.

10.28	Membership Interests Purchase Agreement effective January 31, 2011 between Jacobs Entertainment, Inc. and Gameco Holdings, Inc. Filed as Exhibit 10.28 to the Company’s Current Report on Form 8-K filed with the Commission on February 3, 2011, and incorporated herein by reference.

10.29	Purchase Agreement between Nautica Phase 2 Limited Partnership and Jacobs Sugar Warehouse, Inc. dated January 14, 2011. Filed as Exhibit 10.29 to the Company’s Form 10-K for the fiscal year ended December 31, 2010 filed with the Commission on March 29, 2011, and incorporated herein by reference.

3.89	Articles of Organization of Jalou Forest Gold, LLC. Filed as Exhibit 3.89 to the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2011, and incorporated herein by reference.

3.90	Limited Liability Company Agreement of Jalou Forest Gold, LLC. Filed as Exhibit 3.90 to the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2011, and incorporated herein by reference.

10.30	Membership Interests Purchase Agreement effective March 31, 2011 between Jacobs Entertainment, Inc. and Gameco Holdings, Inc. Filed as Exhibit 10.30 to the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2011, and incorporated herein by reference.

10.31	Purchase Agreement between Sycamore & Main, Inc. and Jacobs Sugar Warehouse, Inc. dated October 3, 2011. Filed as Exhibit 10.31 to the Company’s Current Report on Form 8-K filed with the Commission on October 6, 2011, and incorporated herein by reference.

10.32	Purchase Agreement between Nautica Peninsula Land Limited Partnership and Jacobs Sugar Warehouse, Inc. dated October 28, 2011. Filed as Exhibit 10.32 to the Company’s Current Report on Form 8-K filed with the Commission on November 3, 2011, and incorporated herein by reference.